Exhibit 99.1

NEWS RELEASE

100 Glenborough Drive	Contact: Greg Panagos: 281-872-3125
Suite 100	Investor_Relations@nobleenergyinc.com
Houston, TX 77067
NOBLE ENERGY ANNOUNCES THIRD QUARTER 2006 RESULTS
HOUSTON (November 1, 2006) — Noble Energy, Inc. (NYSE: NBL) today reported third quarter net income of $318.1 million, or $1.80 per basic share. Excluding the previously announced after tax gain on the sale of the company’s Gulf of Mexico shelf assets of approximately $88.1 million, Noble Energy’s adjusted third quarter net income (a non-GAAP measure) would have been a record $230.0 million, or $1.31 per basic share (see Gulf of Mexico Shelf Asset Sale below). Third quarter 2005 net income was $177.0 million, or $1.01 per basic share.
Discretionary cash flow (non-GAAP measure, see Schedule 3 — Determination of Discretionary Cash Flow and Reconciliation) for the third quarter was $533.5 million, a 22 percent increase over $436.6 million for the third quarter of 2005. Net cash provided by operating activities was $406.6 million. Capital expenditures for the quarter totaled $385.9 million.
Average daily production for the third quarter 2006 was 187,664 barrels of oil equivalent per day (Boepd), an increase of 11 percent compared to 168,665 Boepd for the same period last year. Sales volumes for the third quarter were 183,586 Boepd. Daily production exceeded sales volume by 4,078 Boepd because of the timing of liftings in Equatorial Guinea, the North Sea and Argentina. Production was impacted by compressor repairs following the turnaround of the Atlantic Methanol Production Company (AMPCO) methanol facility in Equatorial Guinea, which reduced natural gas sales to AMPCO by 2,385 Boepd for the quarter. The previous announced sale of the company’s Gulf of Mexico shelf assets reduced third quarter 2006 production by approximately 16,000 Boepd.
In May 2006, Noble Energy announced that its board of directors authorized the purchase of up to $500 million of the company’s common stock. Through September 30, the company repurchased 4.2 million shares of Noble Energy common stock at an average price of $46.32 per share.
Charles D. Davidson, the company’s Chairman, President and CEO, said, “Noble Energy once again reported solid operating and financial results for the quarter, reflecting our strategy of investing in a diversified portfolio of long-term, high-impact programs. Production increased over the third quarter last year, despite selling the shelf properties. Organic production increases from our three deepwater Gulf of Mexico developments and in Israel, as well as the full integration of United States Exploration, were the drivers behind our increased volumes. For the remainder of the year and continuing into 2007, we are looking forward to the results of significant exploration programs in the deepwater Gulf of Mexico and West Africa.”
For the quarter ended September 30, 2006, realized prices for liquids and natural gas were $59.32 per barrel (Bbl) and $5.30 per thousand cubic feet (Mcf), respectively. Pretax hedge losses of $43.8 million, $27.3 million after tax, lowered realized crude oil prices $7.01 per Bbl and increased realized natural gas prices approximately five cents per Mcf (see Schedule 8 — Pretax Cash Flow Hedges Earnings Impact).
NORTH AMERICA
North America reported operating income for the third quarter of $435.4 million, which includes the pretax gain on sale of the Gulf of Mexico shelf assets of approximately $203.5 million (see Gulf of Mexico Shelf Asset Sale below). Excluding the gain on sale, North America had operating income of $231.7 million, an increase of $78.4 million, or 51 percent, compared to operating income of $153.3 million for the third quarter last year.
Operations benefited from higher volumes and higher realized prices during the quarter. Third quarter production increased 21 percent to 119,872 Boepd from 99,440 Boepd for the same period last year. Production from Noble Energy’s Swordfish, Ticonderoga and Lorien deepwater developments, which commenced in October 2005, February 2006 and April 2006, respectively, contributed approximately 27,000 Boepd during the third quarter of 2006.
The average realized liquids price was $56.84 per Bbl compared to $49.49 per Bbl during the third quarter of 2005. The average realized natural gas price was $6.41 per Mcf compared to $6.95 per Mcf last year.
During the third quarter, the company had 27 drilling rigs running onshore (11 in the Rocky Mountains, 11 in the Mid-continent and five in the Gulf Coast) and 46 workover rigs (26 in the Rocky Mountains, 18 in the Mid-continent and two in the Gulf Coast). Noble Energy plans to drill 817 onshore wells in 2006, of which 57 are to be drilled in the Gulf Coast, 503 are planned for the Rocky Mountains and 257 for the Mid-continent. The company also plans approximately 865 refrac, trifrac and recompletion projects for 2006, most of which will be in the Wattenberg field.
During the second quarter, the company announced two deepwater discoveries, Redrock and Raton. Located within five miles of each other in Mississippi Canyon, additional appraisal work on these discoveries is planned for the fourth quarter. Reservoir simulation and development evaluations are currently underway. In October, the Raton South appraisal well, located in Mississippi Canyon 292, was spud. The Raton South appraisal well is located in water depths of 3,200 feet and has a target depth of 20,000 feet. A Redrock appraisal well is currently under consideration for 2007. Noble Energy is the operator of both Raton and Redrock with a 50 percent working interest.
INTERNATIONAL OPERATIONS
International operations reported operating income for the third quarter of $158.9 million, an increase of $0.2 million compared to $158.7 million in the third quarter last year.
International production totaled 67,793 Boepd compared to 69,225 Boepd last year. The decrease in international production was primarily attributable to compressor repairs following the turnaround and expansion project of the AMPCO methanol plant in Equatorial Guinea, which resulted in reduced natural gas sales to AMPCO of 2,385 Boepd for the quarter.
West Africa
Total operating income in Equatorial Guinea increased 10 percent to $107.2 million compared to $97.2 million last year.
Alba field condensate and natural gas sales, exclusive of the Alba Plant, LLC and methanol operations, accounted for $73.4 million, or 68 percent, of operating income from Equatorial Guinea. Alba Plant, LLC reported $30.5 million of income from liquefied petroleum gas and condensate sales, net to Noble Energy’s interest, compared to $6.6 million during the third quarter 2005. The increase in operating income and sales volumes for Alba Plant, LLC reflects the completion and ramp up to full production of the Phase 2B expansion.
Income from methanol operations decreased to $3.3 million, net to Noble Energy’s interest, compared to $16.2 million during the third quarter 2005, primarily because of reduced methanol production. The company’s share of methanol sales volumes was 18.8 million Gal. Third quarter realized methanol prices were 83 cents per gallon (Gal).
In December, Noble Energy plans to spud the first of several exploration wells on Blocks ‘O’ and ‘I’ offshore Equatorial Guinea. To carry out the upcoming multi-well exploration program on Blocks ‘O’ and

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‘I,’ the company has contracted a drillship through 2007. In addition, evaluation work is underway on Block PH-77 offshore Cameroon, with the intent of identifying possible drilling locations for 2007.
North Sea
In the North Sea, operating income for the third quarter of 2006 was $15.7 million compared to $24.0 million last year. The decrease resulted primarily from lower crude oil sales due to natural field decline and the timing of liftings. In the U.K. sector of the North Sea, the Dumbarton development is expected to commence production by the first quarter of 2007, with net sales volumes averaging 9,000 Boepd during 2007.
Israel
Third quarter operating income in Israel was $24.8 million compared to $14.4 million for the same period in 2005. Natural gas production, net to Noble Energy, was the highest since sales commenced in Israel in early 2004, and averaged 116.7 MMcfpd for the third quarter 2006 compared to 81.9 MMcfpd for the same period last year. The increased natural gas production reflects the conversion to natural gas of the Reading power plant in Tel Aviv and the Eshkol power plant’s natural gas turbine running as a combined-cycle base load unit. Increased seasonal demand also contributed to improved natural gas sales. The average realized price during the third quarter was 11 percent above the third quarter 2005, primarily due to a revised natural gas sales contract.
Argentina, China, Ecuador and Suriname
Argentina, China, Ecuador and Suriname combined recorded third quarter 2006 operating income of $11.2 million compared to $23.1 million for third quarter last year.
In China, third quarter operating income was $16.2 million. In Argentina, third quarter operating income was $1.6 million.
The Machala power plant reported an operating loss of $1.6 million for the third quarter, which includes a $6.9 million reserve for past due receivables. For the quarter, 182,806 megawatt-hours were produced at an average sales price of 8.9 cents per kilowatt-hour.
Gulf of Mexico Shelf Asset Sale
On July 14, 2006, the company closed its Gulf of Mexico shelf asset sale to Coldren Resources LP. During the third quarter, the company recognized a pretax gain on sale of $203.5 million, $88.1 million after tax, which includes the sale to Coldren Resources and sales that have closed with preferential purchase right holders. Adjusting for the after tax gain on sale, Noble Energy’s third quarter net income would have been $230.0 million, or $1.31 per basic share. This adjusted net income amount should not be considered a substitute for net income as reported in accordance with GAAP. Noble Energy is providing adjusted net income for comparison purposes to prior periods and to earnings forecasts prepared by analysts and other third parties. Management believes and certain investors may find that adjusted net income is beneficial in evaluating Noble Energy’s financial performance. As of September 30, 2006, $10 million in preferential purchase rights remained to be closed.
Third quarter 2006 net income excluded pretax hedge related losses of $10.1 million ($6.3 million after tax) for hedges settled during the third quarter. These losses were recognized during the second quarter 2006 in connection with the Gulf of Mexico shelf asset sale (see Schedule 8 — Pretax Cash Flow Hedges Earnings Impact).
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the Gulf of Mexico. In addition, Noble Energy operates internationally in Argentina, China, Ecuador, the Mediterranean Sea, the North Sea, West Africa and Suriname. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc. Visit Noble Energy online at www.nobleenergyinc.com.

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This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We use certain terms in this press release, such as “resources,” “estimated resource range,” “resource potential” and “potential resources,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, available from Noble Energy’s offices or website, www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
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PR 358	11/01/06

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Schedule 1
Noble Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues
Oil and gas sales	$683,544	$581,585	$2,044,656	$1,340,763
Income from equity method investees	33,810	22,829	108,901	61,267
Other revenues	23,965	27,674	72,339	83,713

Total Revenues	741,319	632,088	2,225,896	1,485,743

Costs and Expenses
Lease operating costs	76,928	63,433	238,307	146,673
Production and ad valorem taxes	30,697	24,304	83,663	51,125
Transportation costs	4,531	1,871	18,463	12,091
Exploration costs	30,904	77,253	92,327	126,508
Depreciation, depletion and amortization	165,765	111,653	458,878	277,829
General and administrative	40,657	29,346	113,716	69,326
Accretion of discount on asset retirement obligations	2,426	2,928	8,405	8,137
Interest, net of amount capitalized	28,556	29,045	95,642	59,030
(Gain) loss on derivative instruments	(6,315)	(259)	389,723	2,121
(Gain) loss on sale of assets	(200,676)	(1,234)	(211,691)	(5,415)
Other expense (income), net	22,880	52,612	89,008	98,295

Total Costs and Expenses	196,353	390,952	1,376,441	845,720

Income Before Taxes	544,966	241,136	849,455	640,023
Income Tax Provision	226,902	64,180	336,009	216,222

Net Income	$318,064	$176,956	$513,446	$423,801

Earnings Per Share
Basic	$1.80	$1.01	$2.91	$2.89
Diluted	1.75	0.99	2.85	2.84

Weighted average number of shares outstanding
Basic	176,218	174,703	176,505	146,612
Diluted	181,077	178,747	180,158	149,164

Schedule 2
Noble Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, Except Share Amounts)

	(Unaudited)
	September 30,	December 31,
	2006	2005

ASSETS
Current Assets
Cash and cash equivalents	$89,803	$110,321
Accounts receivable — trade, net	605,380	566,206
Probable insurance claims	101,018	142,311
Deferred income taxes	143,510	237,045
Other current assets	116,584	119,628

Total current assets	1,056,295	1,175,511
Property, plant and equipment
Oil and gas properties (successful efforts method of accounting)	8,507,211	8,411,426
Other property, plant and equipment	77,610	69,869

	8,584,821	8,481,295
Accumulated depreciation, depletion and amortization	(1,608,262)	(2,282,379)

Total property, plant and equipment, net	6,976,559	6,198,916
Other noncurrent assets	580,153	640,738
Goodwill	783,208	862,868

Total Assets	$9,396,215	$8,878,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable — trade	$493,517	$519,971
Derivative instruments	263,447	445,939
Income taxes	73,936	65,136
Asset retirement obligations	93,619	60,331
Other current liabilities	235,306	148,768

Total current liabilities	1,159,825	1,240,145
Deferred income taxes	1,706,728	1,201,191
Asset retirement obligations	130,639	278,540
Derivative instruments	422,384	757,509
Other noncurrent liabilities	271,861	279,971
Long-term debt	1,620,741	2,030,533

Total Liabilities	5,312,178	5,787,889

Commitments and Contingencies

Shareholders’ Equity
Preferred stock — par value $1.00; 4,000,000 shares authorized, none issued	—	—
Common stock — par value $3.33 1/3; 250,000,000 shares authorized; 187,773,262 and 184,893,510 shares issued, respectively	625,910	616,311
Capital in excess of par value	2,016,619	1,945,239
Deferred compensation	—	(5,288)
Accumulated other comprehensive loss	(184,916)	(783,499)
Treasury stock, at cost: 12,707,784 and 9,268,932 shares, respectively	(317,103)	(148,476)
Retained earnings	1,943,527	1,465,857

Total Shareholders’ Equity	4,084,037	3,090,144

Total Liabilities and Shareholders’ Equity	$9,396,215	$8,878,033

Schedule 3
Noble Energy, Inc. and Subsidiaries
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net income	$318,064	$176,956	$513,446	$423,801
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization — oil and gas production	165,765	111,653	458,878	277,829
Depreciation, depletion and amortization — electricity generation	3,775	4,486	11,842	12,395
Impairment of operating assets	—	5,198	6,359	5,198
Exploration costs	30,904	77,253	92,327	126,508
Interest capitalized	(1,174)	(2,393)	(3,430)	(7,296)
Income from equity method investments	(33,810)	(22,829)	(108,901)	(61,267)
Distributions and dividends from equity method investees	39,001	16,856	134,521	46,556
Deferred compensation adjustment	933	21,429	15,673	31,307
Deferred income taxes	99,650	25,126	146,709	100,433
Accretion of discount on asset retirement obligations	2,426	2,928	8,405	8,137
Allowance for doubtful accounts	6,949	6,100	10,564	7,350
Stock-based compensation expense	2,997	1,406	9,320	2,742
(Gain) loss on derivative instruments	(17,461)	(522)	430,328	2,121
Gain on sale of Gulf of Mexico shelf assets	(88,148)	—	(88,148)	—
Other, net	3,600	12,906	5,079	7,258

Discretionary Cash Flow [1]	533,471	436,553	1,642,972	983,072

Reconciliation to Operating Cash Flows:
Net changes in working capital	66,204	43,929	10,194	5,270
Cash exploration costs	(16,665)	(14,865)	(52,983)	(36,248)
Capitalized interest	1,174	2,393	3,430	7,296
Distributions from equity method investees	(39,001)	(1,556)	(116,521)	(3,581)
Gain on disposal of assets	(112,528)	(1,234)	(123,543)	(5,415)
Other adjustments to reconcile discretionary cash flow to operating cash flows	(26,082)	15,080	(22,736)	16,447

Net Cash Provided by Operating Activities	$406,573	$480,300	$1,340,813	$966,841

[1]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the Company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 4
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended 9/30/06

		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	International[1]	& Other[2]

Revenues
Oil sales	$392,699	$252,019	$84,048		$20,869	$—	$35,763	$—
Gas sales	290,845	253,703	1,450	[3]	5,213	30,451	28	—
Equity investee liquids sales	—	—	40,164		—	—	—	(40,164)
Equity investee methanol sales	—	—	15,654		—	—	—	(15,654)
Gathering, marketing and processing	7,724	—	—		—	—	—	7,724
Electricity sales	16,241	—	—		—	—	16,241	—
Income from equity method investments	33,810	—	—		—	—	—	33,810

Total Revenues	741,319	505,722	141,316		26,082	30,451	52,032	(14,284)

Costs and expenses
Oil and gas operating costs	66,431	50,753	6,310		3,355	2,134	3,817	62
Workover and repair expense	10,497	10,453 [7]	—		—	—	44	—
Production and ad valorem taxes	30,697	22,636	—		—	—	7,942	119
Transportation	4,531	3,358	—		952	—	221	—
Oil and gas exploration	30,904	23,366	706		1,395	82	2,900	2,455
Gathering, marketing and processing	4,204	—	—		—	—	—	4,204
Equity investee liquids expense	—	—	9,655		—	—	—	(9,655)
Equity investee methanol expense	—	—	12,352		—	—	—	(12,352)
Electricity generation	17,876	—	—		—	—	17,876	—
DD&A	165,765	146,010	5,353		2,603	4,115	5,921	1,763
Impairment of operating assets	—	—	—		—	—	—	—
General and administrative	40,657	16,013	—		774	19	2,000	21,851
Accretion expense	2,426	1,937	26		290	119	54	—
Interest expense	28,556	—	—		—	—	—	28,556
Deferred compensation	933	—	—		—	—	—	933
(Gain) loss on derivative instruments	(6,315)	(6,315)	—		—	—	—	—
Loss on involuntary conversion	—	—	—		—	—	—	—
Gain on sale of assets	(200,676)	(200,676)	—		—	—	—	—
Other expense (income), net	(133)	2,755	(292)		1,007	(803)	35	(2,835)

Total Costs and Expenses	196,353	70,290	34,110		10,376	5,666	40,810	35,101

Operating Income (Loss)	$544,966	$435,432	$107,206		$15,706	$24,785	$11,222	$(49,385)

Key Statistics
Sales Volumes

Liquids (Bopd)	71,959	48,193	13,649		3,292	—	6,825	—
Natural Gas (Mcfpd)	616,170	430,072	40,498	[3]	8,553	116,718	20,329 [6]	—
Equity Investee Liquids (Bopd)	8,932	—	8,932	[4]	—	—	—	—
Equity Investee Methanol (Mgal)	18,769	—	18,769		—	—	—	—

Production Volumes

Liquids (Bopd)	76,975	48,193	17,324		3,675	—	7,783	—
Natural Gas (Mcfpd)	616,170	430,072	40,498		8,553	116,718	20,329	—
Equity Investee Liquids (Bopd)	7,994	—	7,994	[5]	—	—	—	—

Total Production Boepd [8]	187,664	119,872	32,068		5,101	19,453	11,171	—

Average Realized Price

Liquids	$59.32	$56.84	$66.93		$68.90	$—	$56.96	$—
Natural Gas	$5.30	$6.41	$0.39		$6.62	$2.84	$1.51	$—
Equity Investee Liquids	$48.88	$—	$48.88		$—	$—	$—	$—
Equity Investee Methanol	$0.83	$—	$0.83		$—	$—	$—	$—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting. Beginning in 2006, the price on an Mcf basis has been adjusted to reflect the Btu content.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,975 Bpd and 6,957 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,811 Bpd and 6,183 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes approximately $4.2 million of hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 5
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended 9/30/05
		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int’l [1]	& Other [2]

Revenues
Oil sales	$290,642	$138,756	$89,188		$28,550	$—	$34,148	—
Gas sales	290,943	264,521	2,307	[3]	4,712	19,377	26	—
Equity investee liquids sales	—	—	14,571		—	—	—	(14,571)
Equity investee methanol sales	—	—	34,745		—	—	—	(34,745)
Gathering, marketing and processing	8,831	—	—		—	—	—	8,831
Electricity sales	18,843	—	—		—	—	18,843	—
Income from equity method investments	22,829	—	—		—	—	—	22,829

Total Revenues	632,088	403,277	140,811		33,262	19,377	53,017	(17,656)

Costs and expenses
Oil and gas operating costs	60,091	42,717	8,758		2,636	2,124	3,671	185
Workover and repair expense	3,342	3,105	—		237	—	—	—
Production and ad valorem taxes	24,304	22,316	—		—	—	1,881	107
Transportation	1,871	(13)	—		1,630	—	254	—
Oil and gas exploration	77,253	73,129	427		1,440	13	124	2,120
Gathering, marketing and processing	5,856	—	—		—	—	—	5,856
Equity investee liquids expense	—	—	7,967		—	—	—	(7,967)
Equity investee methanol expense	—	—	18,520		—	—	—	(18,520)
Electricity generation	16,746	—	—		—	—	16,746	—
DD&A	111,653	89,623	8,127		2,548	3,201	6,409	1,745
Impairment of operating assets	5,198	5,198	—		—	—	—	—
General and administrative	29,346	9,968	104		809	12	1,890	16,563
Accretion expense	2,928	2,544	10		285	55	34	—
Interest expense	29,045	—	—		—	—	—	29,045
Deferred compensation	21,429	—	—		—	—	—	21,429
(Gain) loss on derivative instruments	(259)	(259)	—		—	—	—	—
Loss on involuntary conversion	1,000	1,000	—		—	—	—	—
Gain on sale of assets	(1,234)	(1,234)	—		—	—	—	—
Other expense (income), net	2,383	1,930	(316)		(319)	(447)	(1,075)	2,610

Total Costs and Expenses	390,952	250,024	43,597		9,266	4,958	29,934	53,173

Operating Income (Loss)	$241,136	$153,253	$97,214		$23,996	$14,419	$23,083	$(70,829)

Key Statistics
Sales Volumes

Liquids (Bopd)	65,869	30,475	22,023		5,198	—	8,173	—
Natural Gas (Mcfpd)	593,620	413,789	63,193	[3]	9,970	81,942	24,726 [5]	—
Equity Investee Liquids (Bopd)	3,859	—	3,859	[4]	—	—	—	—
Equity Investee Methanol (Mgal)	46,133	—	46,133		—	—	—	—

Production Volumes

Liquids (Bopd)	65,869	30,475	22,023		5,198	—	8,173	—
Natural Gas (Mcfpd)	593,620	413,789	63,193		9,970	81,942	24,726	—
Equity Investee Liquids (Bopd)	3,859	—	3,859		—	—	—	—

Total Production Boepd [6]	168,665	99,440	36,414		6,860	13,657	12,294	—

Average Realized Price

Liquids	$47.96	$49.49	$44.02		$59.71	$—	$45.41	$—
Natural Gas	$5.56	$6.95	$0.40		$5.14	$2.57	$1.10	$—
Equity Investee Liquids	$41.04	$—	$41.04		$—	$—	$—	$—
Equity Investee Methanol	$0.75	$—	$0.75		$—	$—	$—	$—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 941 Bpd and 2,918 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[6]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 6
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

		Nine Months Ended 9/30/06

		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int'l [1]	& Other [2]

Revenues
Oil sales	$1,126,983	$644,103	$302,284		$69,948	$—	$110,648	$—
Gas sales	917,673	825,765	4,586	[3]	18,775	68,441	106	—
Equity investee liquids sales	—	—	104,720		—	—	—	(104,720)
Equity investee methanol sales	—	—	70,967		—	—	—	(70,967)
Gathering, marketing and processing	22,667	—	—		—	—	—	22,667
Electricity sales	49,672	—	—		—	—	49,672	—
Income from equity method investments	108,901	—	—		—	—	—	108,901

Total Revenues	2,225,896	1,469,868	482,557		88,723	68,441	160,426	(44,119)

Costs and expenses
Oil and gas operating costs	195,550	147,357	21,760		7,998	6,389	11,623	423
Workover and repair expense	42,757	42,628 [7]	—		—	—	129	—
Production and ad valorem taxes	83,663	66,373	—		—	—	16,910	380
Transportation	18,463	14,022	—		3,843	—	598	—
Oil and gas exploration	92,327	62,481	5,339		9,279	143	7,684	7,401
Gathering, marketing and processing	15,674	—	—		—	—	—	15,674
Equity investee liquids expense	—	—	23,233		—	—	—	(23,233)
Equity investee methanol expense	—	—	43,552		—	—	—	(43,552)
Electricity generation	43,099	—	—		—	—	43,099	—
DD&A	458,878	402,033	15,674		5,933	10,367	19,445	5,426
Impairment of operating assets	6,359	6,359	—		—	—	—	—
General and administrative	113,716	44,089	1		2,080	58	2,982	64,506
Accretion expense	8,405	6,960	78		868	332	167	—
Interest expense	95,642	—	—		—	—	—	95,642
Deferred compensation	15,673	—	—		—	—	—	15,673
(Gain) loss on derivative instruments	389,723	389,723	—		—	—	—	—
Loss on involuntary conversion	—	—	—		—	—	—	—
Gain on sale of assets	(211,691)	(211,691)	—		—	—	—	—
Other expense (income), net	8,203	14,878	(570)		(528)	(1,699)	1,177	(5,055)

Total Costs and Expenses	1,376,441	985,212	109,067		29,473	15,590	103,814	133,285

Operating Income (Loss)	$849,455	$484,656	$373,490		$59,250	$52,851	$56,612	$(177,404)

Key Statistics
Sales Volumes

Liquids (Bopd)	74,290	45,834	17,374		3,619	—	7,463	—
Natural Gas (Mcfpd)	629,279	461,843	44,232	[3]	8,460	91,656	23,088 [6]	—
Equity Investee Liquids (Bopd)	8,168	—	8,168	[4]	—	—	—	—
Equity Investee Methanol (Mgal)	85,233	—	85,233		—	—	—	—

Production Volumes

Liquids (Bopd)	74,829	45,834	17,790		3,867	—	7,338	—
Natural Gas (Mcfpd)	629,279	461,843	44,232		8,460	91,656	23,088	—
Equity Investee Liquids (Bopd)	7,503	—	7,503	[5]	—	—	—	—

Total Production Boepd [8]	187,212	122,808	32,665		5,277	15,276	11,186	—

Average Realized Price

Liquids	$55.57	$51.48	$63.73		$70.79	$—	$54.31	$—
Natural Gas	$5.54	$6.55	$0.38		$8.13	$2.74	$1.20	$—
Equity Investee Liquids	$46.96	$—	$46.96		$—	$—	$—	$—
Equity Investee Methanol	$0.83	$—	$0.83		$—	$—	$—	$—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting. Beginning in 2006, the price on an Mcf basis has been adjusted to reflect the Btu content.

[4]	Equity Investee LPG sales volumes include condensate and natural gas liquids of 1,759 Bpd and 6,409 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Equity Investee LPG production volumes include condensate and natural gas liquids of 1,726 Bpd and 5,777 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes approximately $25.6 million of hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 7
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

		Nine Months Ended 9/30/05
		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int’l [1]	& Other [2]

Revenues
Oil sales	$683,114	$297,090	$212,715		$80,097	$—	$93,212	$—
Gas sales	657,649	590,380	4,109	[3]	13,723	49,407	30	—
Equity investee liquids sales	—	—	26,063		—	—	—	(26,063)
Equity investee methanol sales	—	—	94,949		—	—	—	(94,949)
Gathering, marketing and processing	28,735	—	—		—	—	—	28,735
Electricity sales	54,978	—	—		—	—	54,978
Income from equity method investments	61,267	—	—		—	—	—	61,267

Total Revenues	1,485,743	887,470	337,836		93,820	49,407	148,220	(31,010)
Costs and expenses
Oil and gas operating costs	138,006	92,076	19,565		8,763	6,124	11,564	(86)
Workover and repair expense	8,667	8,430	—		237	—	—	—
Production and ad valorem taxes	51,125	41,346	—		—	—	9,371	408
Transportation	12,091	6,706	—		4,728	—	657	—
Oil and gas exploration	126,508	111,096	2,312		5,191	105	2,116	5,688
Gathering, marketing and processing	20,905	—	—		—	—	—	20,905
Equity investee liquids expense	—	—	9,074		—	—	—	(9,074)
Equity investee methanol expense	—	—	50,671		—	—	—	(50,671)
Electricity generation	37,637	—	—		—	—	37,637	—
DD&A	277,829	216,553	20,677		8,241	8,400	19,022	4,936
Impairment of operating assets	5,198	5,198	—		—	—	—	—
General and administrative	69,326	21,248	435		1,737	39	4,483	41,384
Accretion expense	8,137	6,994	28		849	165	101	—
Interest expense	59,030	—	—		—	—	—	59,030
Deferred compensation	31,307	—	—		—	—	—	31,307
(Gain) loss on derivative instruments	2,121	2,121	—		—	—	—	—
Loss on involuntary conversion	1,000	1,000	—		—	—	—	—
Gain on sale of assets	(5,415)	(5,415)	—		—	—	—	—
Other expense (income), net	2,248	6,809	(360)		(1,119)	(1,308)	(950)	(824)

Total Costs and Expenses	845,720	514,162	102,402		28,627	13,525	84,001	103,003

Operating Income (Loss)	$640,023	$373,308	$235,434		$65,193	$35,882	$64,219	$(134,013)

Key Statistics
Sales Volumes

Liquids (Bopd)	56,245	24,617	17,681		5,630	—	8,317	—
Natural Gas (Mcfpd)	476,636	317,976	60,320	[3]	9,285	67,182	21,873 [5]	—
Equity Investee Liquids (Bopd)	2,376	—	2,376	[4]	—	—	—	—
Equity Investee Methanol (Mgal)	122,256	—	122,256		—	—	—	—

Production Volumes
Liquids (Bopd)	56,245	24,617	17,681		5,630	—	8,317	—
Natural Gas (Mcfpd)	476,636	317,976	60,320		9,285	67,182	21,873	—
Equity Investee Liquids (Bopd)	2,376	—	2,376		—	—	—	—

Total Production Boepd [6]	138,060	77,613	30,110		7,178	11,197	11,963	—

Average Realized Price

Liquids	$44.49	$44.21	$44.07		$52.11	$—	$41.05	$—
Natural Gas	$5.30	$6.80	$0.25		$5.41	$2.69	$1.10	$—
Equity Investee Liquids	$40.18	$—	$40.18		$—	$—	$—	$—
Equity Investee Methanol	$0.78	$—	$0.78		$—	$—	$—	$—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 672 Bpd and 1,704 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[6]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 8
Noble Energy, Inc.
Pretax Cash Flow Hedges Earnings Impact
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005

Reduction of oil and gas sales:
Cash settlement crude oil contracts	$(46,386)	$(60,796)	$(159,687)	$(103,294)
Cash settlement natural gas contracts	(7,541)	(29,269)	(69,477)	(28,208)

Total cash settlements	(53,927)	(90,065)	(229,164)	(131,502)
Non-cash impact of loss associated with Gulf of Mexico shelf asset sale	10,129	—	10,129	—

Net reduction of oil and gas sales	(43,798)	(90,065)	(219,035)	(131,502)

Gain (loss) on derivative instruments:
Loss associated with Gulf of Mexico shelf asset sale	—	—	(395,230)	—
Other	6,315	259	5,507	(2,121)

Gain (loss) on derivative instruments	6,315	259	(389,723)	(2,121)

Pretax earnings decrease	$(37,483)	$(89,806)	$(608,758)	$(133,623)

Impact of Loss Associated with Gulf of Mexico Shelf Asset sale
(Dollars in thousands)
(Unaudited)

Loss associated with Gulf of Mexico shelf asset sale (2Q 2006)	(398,516)
Contracts settled (3Q 2006)	10,129
Other changes (3Q 2006)	3,286

Unsettled loss associated with Gulf of Mexico shelf asset sale	(385,101)

Settlement schedule	Crude Oil	Natural Gas	Total

4Q 2006	—	17,237	17,237
1Q 2007	—	51,028	51,028
2Q 2007	—	39,589	39,589
3Q 2007	—	42,404	42,404
4Q 2007	—	49,402	49,402
1Q 2008	5,979	54,529	60,508
2Q 2008	5,834	32,191	38,025
3Q 2008	5,763	34,055	39,818
4Q 2008	5,633	41,457	47,090

Remaining settlements	23,209	361,892	385,101

Schedule 9
Noble Energy, Inc.
Ecuador Power Operations
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005

Revenues
Power Sales	$14,231	$17,012	$43,447	$49,133
Capacity Charge	2,010	1,831	6,225	5,845

Total Revenues	16,241	18,843	49,672	54,978

Costs and expenses
Field
Lease Operating	756	616	2,119	2,215
DD&A	2,593	3,435	8,337	9,230
General and administrative	595	469	1,857	1,539
Plant
Fuel & Other Operating Costs	10,733	10,024	21,661	17,401
DD&A	1,182	1,053	3,505	3,169
General and administrative	2,017	1,149	5,620	4,083

Total Costs and Expenses	17,876	16,746	43,099	37,637
Operating (Loss) Income	$(1,635)	$2,097	$6,573	$17,341

Natural Gas Production (Mcfpd)	20,131	24,466	22,764	21,772
Average Natural Gas Price	$3.76	$3.93	$3.76	$3.86

Power Production — Total MW	182,806	221,840	603,513	565,724
Average Power Price ($/Kwh)	$0.089	$0.085	$0.082	$0.097

Schedule 10
Income from Equity Method Investees
Methanol Operations
(Dollars in thousands, except realized prices)
(Unaudited) (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005

Revenues
Methanol sales	$15,654	$34,745	$70,967	$94,949
Other	2,682	1,218	7,959	4,614

Total revenues	18,336	35,963	78,926	99,563

Costs and expenses
Cost of goods manufactured	11,425	12,182	34,576	34,240
DD&A	2,348	2,404	7,075	6,999
General and administrative	381	529	1,403	1,639

Total costs and expenses	14,154	15,115	43,054	42,878

Income Tax Provision	880	4,622	8,457	12,406

Income (Loss) from Equity Method Investees	$3,302	$16,226	$27,415	$44,279

Methanol Sales (MGal)	18,769	46,133	85,233	122,256
Average Realized Price ($/Gal)	$0.83	$0.75	$0.83	$0.78
Alba Plant
(Dollars in thousands, except realized prices)
(Unaudited) (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005

Revenues
LPG Plant Sales	$40,164	$14,571	$104,720	$26,063
Other	310	1	957	4,044

Total Revenues	40,474	14,572	105,677	30,107

Costs and expenses
LPG Plant Expenses	8,285	2,723	19,222	5,892
DD&A	1,645	2,182	4,933	3,212

Total Costs and Expenses	9,930	4,905	24,155	9,104

Income Tax Provision	35	3,063	35	4,014

Income (Loss) from Equity Method Investees	$30,509	$6,604	$81,487	$16,989

LPG Plant Sales (Bopd)	8,932	3,859	8,168	2,376
Average Realized Price ($/Bbl)	$48.88	$41.04	$46.96	$40.18